Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference to the Registration Statement on Form S-3 (File No. 333-268058) of DatChat, Inc. of our report dated March 31, 2023, relating to the consolidated financial statements of DatChat, Inc. which appear in this Form 10-K for the years ended December 31, 2022 and 2021.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ D. Brooks and Associates CPAs, P.A.

D. Brooks and Associates CPAs, Palm Beach Gardens, FL

March 31, 2023